Chordiant Software Announces Financial Results for the
First Quarter of Fiscal Year 2008 Ended December 31, 2007
and Updates Fiscal Year 2008 Guidance

CUPERTINO, CA – February 7, 2008 -- Chordiant Software, Inc. (Nasdaq - CHRD), the leading provider of Customer Experience (Cx(TM)) software and services, today announced its financial results for the first quarter of fiscal year 2008 ended December 31, 2007, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

First Quarter Fiscal Year 2008 Financial Highlights

•	Revenue of $29.1 million, up 27% year over year and slightly above the range of preliminary results given on December 27, 2007;
•	Fully diluted Generally Accepted Accounting Principles (“GAAP”) earnings per share of $0.01 and fully diluted non-GAAP earnings per share of $0.05, both above the range of preliminary results;
•	Bookings of $49.8 million, and
•	Record backlog of $96.0 million.

Business Highlights

•	Signed the largest deal in Chordiant’s history with Vodafone, a leading global telecommunications service provider;
•	Released Collections version 1.5;
•	Released Updates to the Teller solution;
•	Released Updates to the Marketing Director solution;
•	Continued Eastern European expansion with successful completion of our first project with a new Eastern European partner.

“Our first quarter results were highlighted by the largest transaction in the Company’s history which further validates that our solutions are uniquely capable of meeting the needs of the world’s largest companies,” said Steven R. Springsteel, Chairman and Chief Executive Officer. “We continue to see opportunity for growth in key industry verticals such as Communications and Insurance/Healthcare as well as in emerging markets.  We are investing in direct sales headcount growth and alliances to improve our reach and time to market.”

Largest Agreement in Chordiant’s History

Chordiant entered into the largest transaction in the Company’s history during the fourth quarter, worth €18.1 million euros or $26.1 million dollars with Vodafone, a large global telecommunications service provider, for Chordiant’s Decision Management and Marketing Director solution suites to be implemented in up to eighteen of Vodafone’s subsidiaries.  During the first quarter, Chordiant signed license deals with two of these subsidiaries.  Under the agreement, revenue will be recognized as the individual subsidiaries enter into license agreements with Chordiant, the associated amounts become due and payable, and the software is delivered to each individual subsidiary, or at predetermined dates as specified in the agreement.  A schedule of the guaranteed commitment dates and amounts is included in the Form 8-K filed with the Securities and Exchange Commission by Chordiant on December 27, 2007.

First Quarter Fiscal Year 2008 Financial Results

Total revenues for the first quarter of fiscal 2008 were $29.1 million, an increase of 27% from the $22.9 million reported for the first quarter of fiscal 2007 ended December 31, 2006.  License revenues for the first quarter of fiscal 2008 were $8.8 million, compared to $7.2 million reported for the first quarter of fiscal 2007.  Service revenues for the first quarter of fiscal 2008 were $20.3 million, compared to $15.8 million reported for the same period of fiscal 2007.  Chordiant posted a GAAP net income of $205,000, or fully diluted GAAP earnings per share of $0.01 for the first quarter of fiscal 2008, compared to a GAAP net loss of $10.7 million, or fully diluted loss per share of $0.34 for the same period of fiscal 2007.

Chordiant reported first quarter fiscal 2008 non-GAAP net income of $1.7 million, or fully diluted non-GAAP earnings per share of $0.05, compared to a non-GAAP net loss of $2.7 million, or a non-GAAP loss per share of $0.09 for the first quarter of fiscal 2007.  Non-GAAP net income excludes stock-based compensation, amortization of purchased intangible assets, restructuring expense and infrequent charges.

Deferred Revenue

Deferred revenue at the end of the first quarter of fiscal year 2008 was $57.1 million, a decrease of $10.9 million or 16% as compared to the ending balance of $68.0 million at September 30, 2007.  Deferred revenue does not include amounts related to the agreement with Vodafone that was signed in December 2007.

Bookings

Bookings were $49.8 million for the first quarter, an increase of $29.8 million or 149% as compared to the $20.0 million recorded in the fourth quarter of fiscal 2007 ended September 30, 2007.

Backlog of Business

At December 31, 2007, Chordiant's backlog, which includes deferred revenue, increased 27% to a record $96.0 million, as compared to $75.4 million at the end of September 30, 2007. The increase in backlog is primarily related to the signing of the Vodafone agreement.

Cash Position

Chordiant’s cash, cash equivalents, restricted cash and marketable securities position decreased by approximately $3.1 million to $87.4 million at December 31, 2007, as compared to $90.5 million at September 30, 2007.

Non-GAAP Financial Measurements

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section of the accompanying tables titled "Non-GAAP Financial Measures" as well as the related Tables C and D which follow it.

Updated Fiscal Year 2008 Financial Guidance

“Since the beginning of the calendar year, we have seen macro economic conditions deteriorate, specifically in the North American financial services sector and this is causing us to take a more conservative stance to our 2008 guidance,” said Steven R. Springsteel.  “Our international business continues to be strong and we are seeing ongoing traction in our other key verticals such as Insurance/Healthcare and Communications.”

Management provides fiscal 2008 guidance as follows:
•	Total bookings for fiscal year 2008, including the Vodafone deal, are expected to be in the range of $140 and $150 million.
•	Total revenues for fiscal year 2008 are expected to range from $127 million to $137 million.
•	Deferred revenue balances during fiscal 2008, excluding Vodafone deal, are expected to decline slightly as compared to 2007 levels.
•
GAAP fully diluted EPS is expected to be between $0.24 and $0.42 and non-GAAP fully diluted EPS is expected to be between $0.40 and $0.58.  These earnings estimates for fiscal 2008 are based on approximately 35.5 million diluted shares outstanding.

•	Finally, Chordiant expects to generate positive cash flows of up to approximately $5 million for fiscal 2008.

Conference Call and Webcast Scheduled for February 7, 2008

Chordiant will host a conference call and webcast to discuss its financial results for the first quarter of fiscal 2008 ended December 31, 2007 on Thursday, February 7, 2008 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 (GMT). The live audio webcast will be available to investors and the general public from the following website: http://www.veracast.com/webcasts/chordiant2/77115124.cfm.

Alternatively, you may access Chordiant's website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant's Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Thursday, February 7, 2008, beginning at approximately 4:00 p.m. Pacific Time or 7:00 p.m. Eastern Time for seven days after the live call. The replay can be accessed by dialing (800) 405-2236, access code 11106101#.

About Chordiant Software, Inc.
Chordiant helps leading global brands with high-volume customer service needs to deliver the best possible customer experience. Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to understand the customer’s unique profile and behavior. This in-depth, real-time understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer as well as tailored, profitable engagement from the service provider. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at www.chordiant.com.

Safe Harbor Statement
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements. Other risks relating to Chordiant's products are detailed under "Risk Factors" in Chordiant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, as filed with the Securities and Exchange Commission. This filing is available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

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Chordiant Software, Inc.
NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 7, 2008 contains non-GAAP financial measures. Tables C and D reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include share-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units. Additionally, recent comparative periods also include stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include share-based compensation expenses impacting their function’s income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of functional or geographic performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by Statement of Financial Accounting Standard No. 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table C (continued)

CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2007 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Admin.	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 6,725	$ 8,903	$ 5,003	$ -	$ 20,631
Stock based compensation expense	(199)	(241)	(582)	-	(1,022)
Restructuring expenses and infrequent charges	-	-	-	-	-
Non-GAAP operating expenses	$ 6,526	$ 8,662	$ 4,421	$ -	$ 19,609

	Three Months Ended December 31, 2006 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Admin.	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 6,296	$ 7,264	$ 5,611	$ 6,472	$ 25,643
Stock based compensation expense	(93)	(329)	(447)	-	(869)
Restructuring expenses and infrequent charges	-	-	(249)	(6,472)	(6,721)
Non-GAAP operating expenses	$ 6,203	$ 6,935	$ 4,915	$ -	$ 18,053

Chordiant Media Relations Contact
Jennifer Pettus
Eastwick Communications
(650) 480-4012
Chordiant@eastwick.com

Chordiant Investor Relations Contact
Staci Strauss Mortenson
Integrated Corporate Relations
(203) 682-8273
staci.mortenson@icrinc.com

SOURCE: Chordiant Software, Inc. (NASDAQ : CHRD)